UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, Dawn Graham was elected by the board of directors (the “Board”) of Medivation, Inc. as a member of the Board.

Under the current standard compensation arrangements for outside directors of Medivation, Ms. Graham, will be entitled to receive the following compensation:

1.	An annual Board cash retainer of $50,000;

2.	An initial stock option grant of 15,000 shares, to vest over four years with 25% vesting after one year and then monthly thereafter over the remaining three years, with an exercise price equal to the closing price of Medivation common stock on the date of grant;

3.	An initial restricted stock unit grant of 7,500 shares, to vest over three years with 1/3 of the shares vesting on May 3 of each of 2014, 2015 and 2016; and

4.	An additional annual equity grant each year with a value equal to $350,000, split equally between stock options and restricted stock units, both with a one year vesting period and with the exercise price of the option equal to the closing price of Medivation common stock on the date of grant.

In addition, in the event that Ms. Graham is appointed to one or more committees of the Board, Ms. Graham will be entitled to additional compensation as set forth on Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Compensation Information for Non-Employee Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: April 23, 2013	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Information for Non-Employee Directors.